Exhibit 10.1

MEMORANDUM OF AGREEMENT Dated: 21 December 2006
Norwegian Shipbrokers Association s Memorandum of Agreement for sale and purchase of ships. Adopted by The Baltic and International Maritime Council (BIMCO) in 1956
Code-name
SALEFORM 1993
Revised 1966, 1983 and 1986/87.

Cortes Vessel Limited Partnership, California, USA, (The General Partner of which is the Cortes		1
Vessel Inc., California.) hereinafter called the Sellers, have agreed to sell, and Champion Shipping,
Bergen, Norway or Nominee with Messrs. Champion Shipping always to guarantee their nominated company's performance.
hereinafter called the Buyers, have agreed to buy		2
Name: Mt Lion		3
Classification Society/Class: DNV		4
Built: May 1985	By: Boelwerf Temse, Belgium	5
Flag: Liberia	Place of Registration: Monrovia	6
Call Sign:	Grt/Nrt:	7
Register Number: IMO NR: 8308650		8

hereinafter called the Vessel, on the following terms and conditions:		9

Definitions		10

"Banking days" are days on which banks are open both in the country of the currency		11
stipulated for the Purchase Price in Clause 1 and in the place of closing stipulated in Clause 8.		12

"In writing" or "written" means a letter handed over from the Sellers to the Buyers or vice versa,		13
a registered letter, telex, telefax or other modern form of written communication.		14

"Classification Society" or "Class" means the Society referred to in line 4.		15

1.	Purchase Price USD 10.354.000 Mio (US dollars ten million and three hundred and fifty four	16
thousand).

2.	Deposit	17

As security for the correct fulfilment of this Agreement the Buyers shall pay a deposit of 10%		18
(ten per cent) of the Purchase Price within 3 (Three) London banking days from the date of both		19
parties signing this
Agreement on fax or E-Mail . This deposit shall be placed ~~with~~ in escrow with the Sellers counsel		20
Burke & Parsons, New York, and held by them in their attorney invested trust account pursuant to an escrow agreement among Burke & Parsons, the Sellers and the Buyers, which shall provide for release,
~~and held by them in a joint account for the Sellers and the Buyers, to be released~~ in accordance		21
with joint written instructions of the Sellers and the Buyers. Interest, if any, to be credited to the		22
Buyers. Any fee charged for holding the said deposit shall be borne equally by the Sellers and the		23
Buyers.		24

3.	Payment	25

The said Purchase Price shall be paid in full free of bank charges to The Sellers' nominated Bank		26
on delivery of the Vessel, but not later than 3 banking days after the Vessel is in every respect		27
physically ready for delivery in accordance with the terms and conditions of this Agreement and		28
Notice of Readiness has been given in accordance with Clause 5.		29

4.	Inspections	30
a)*	The Buyers have inspected and accepted the Vessel's classification records. The Buyers	31
	have also Physically inspected the Vessel at/in New Orleans, USA on 16-17th December 2006	32
	and have accepted the Vessel following this inspection and the sale is outright and definite,	33
	subject only to the terms and conditions of this Agreement~~.~~and repair of shaft generator to be in	34
	good working condition in accordance to the Vessel s technical specification. (See clauses
	11 and 19).

~~b)*~~	~~The Buyers shall have the right to inspect the Vessel's classification records and declare~~	35
	~~whether same are accepted or not within~~	36
	~~The Sellers shall provide for inspection of the Vessel at/in~~	37
	~~The Buyers shall undertake the inspection without undue delay to the Vessel. Should the~~	38
	~~Buyers cause undue delay they shall compensate the Sellers for the losses thereby incurred.~~	39
	~~The Buyers shall inspect the Vessel without opening up and without cost to the Sellers.~~	40
	~~During the inspection, the Vessel's deck and engine log books shall be made available for~~	41
	~~examination by the Buyers. If the Vessel is accepted after such inspection, the sale shall~~	42
	~~become outright and definite, subject only to the terms and conditions of this Agreement,~~	43
	~~provided the Sellers receive written notice of acceptance from the Buyers within 72 hours~~	44
	~~after completion of such inspection.~~	45
	~~Should notice of acceptance of the Vessel's classification records and of the Vessel not be~~	46
	~~received by the Sellers as aforesaid, the deposit together with interest earned shall be~~	47
	~~released immediately to the Buyers, whereafter this Agreement shall be null and void.~~	48

~~*~~	~~4 a) and 4b) are alternatives; delete whichever is not applicable. In the absence of deletions,~~	49
	~~alternative 4a) to apply.~~	50

5.	Notices, time and place of delivery	51

a)	The Sellers shall keep the Buyers well informed of the Vessel's itinerary and shall	52
	provide the Buyers with 15, 7, ~~and~~ 3days notice of the estimated time of arrival at the	53
	intended place of ~~drydocking~~/underwater inspection/~~delivery~~. When the Vessel is at the place	54
	of delivery and in every respect physically ready for delivery in accordance with this	55
	Agreement, the Sellers shall give the Buyers a written Notice of Readiness for delivery.	56

b)	The Vessel shall be delivered and taken over safely afloat free of charter at a safe and	57
	accessible berth or
	anchorage ~~at/in~~ upon completion of upcoming voyage USG to China/Spore Range at a safe	58
	berth or anchorage in a safe port in China Range intention Tianjan or Singapore during 15
	February - 10 March 2007
	in the Sellers' option.	59

	Expected time of delivery: 15 Feb - 10 March 2007	60

	Date of cancelling (see Clauses 5 c), 6 b) (iii)and 14): 10 March 2007	61

c)	If the Sellers anticipate that, notwithstanding the exercise of due diligence by them, the	62
	Vessel will not be ready for delivery by the cancelling date they may notify the Buyers in	63
	writing stating the date when they anticipate that the Vessel will be ready for delivery and	64
	propose a new cancelling date. Upon receipt of such notification the Buyers shall have the	65
	option of either cancelling this Agreement in accordance with Clause 14 within 7 running	66
	days of receipt of the notice or of accepting the new date as the new cancelling date. If the	67
	Buyers have not declared their option within 7 running days of receipt of the Sellers'	68
	notification or if the Buyers accept the new date, the date proposed in the Sellers' notification	69
	shall be deemed to be the new cancelling date and shall be substituted for the cancelling	70
	date stipulated in line 61.	71

	If this Agreement is maintained with the new cancelling date all other terms and conditions	72
	hereof including those contained in Clauses 5 a) and 5 c) shall remain unaltered and in full	73
	force and effect. Cancellation or failure to cancel shall be entirely without prejudice to any	74
	claim for damages the Buyers may have under Clause 14 for the Vessel not being ready by	75
	the original cancelling date.	76

d)	Should the Vessel become an actual, constructive or compromised total loss before delivery	77
	the deposit together with interest earned shall be released immediately to the Buyers	78
	whereafter this Agreement shall be null and void.	79

6.	~~Drydocking~~/Divers Inspection	80

~~a)**~~	~~The Sellers shall place the Vessel in drydock at the port of delivery for inspection by the~~	81
	~~Classification Society of the Vessel's underwater parts below the deepest load line, the~~	82
	~~extent of the inspection being in accordance with the Classification Society's rules. If the~~	83
	~~rudder, propeller, bottom or other underwater parts below the deepest load line are found~~	84
	~~broken, damaged or defective so as to affect the Vessel's class, such defects shall be made~~	85
	~~good at the Sellers' expense to the satisfaction of the Classification Society without~~	86
	~~condition/recommendation*.~~	87

b)**	(i) The Vessel is to be delivered without drydocking. However, the Buyers shall	88
	have the right at their expense to arrange for an underwater inspection by a diver approved	89
	by the Classification Society of the underwater parts of the Vessel prior to the delivery of the	90
	Vessel.Alternatively such Divers Inspection if at all possible to take place upon passing
	Panama Outbound .

	Actual cost for the Buyers account but the Sellers to allow the Buyers up to max. 6 hours of
	daylight time to perform such inspection. Inspection if at all possible to take place at
	Christobal where P.T. 1-2 days waiting time for Transit i.e there should be no lost time.

	If such option is delared the Sellers to confirm in writing that the Vessel has not touched
	bottom or caused any damage to underwater parts after such diver s inspection carried out
	until place of delivery.

	If any damage is found to Rudder, Propeller, Bottom or other Underwater Parts which
	affects the Vessel s clean certificate of class, but which in the opinion of the Class
	Surveyour present, does not affect the Vessel s ability to trade until at least next scheduled
	Drydocking, then the Buyers and the Sellers shall agree an amount of compensation to be
	deducted from the Purchase Price, and the Buyers shall accept delivery of the Vessel
	including recommendations.

	The Buyers have agreed to accept the Vessel with the conditions referred to in the DNV
	Memo dated 18th July 2006, and such conditions shall therefore not be deemed grounds for
	the Buyers to reject the Vessel or require remediation by the Sellers.
	If the Sellers and the Buyers cannot agree a compensation figure within 1 (one) working
	day, then the figure to apply is to be the average of quotes for estimated costs of Repairs
	obtained from two (2) Reputable Shipyards at the port of delivery or nearby, one (1) to be
	selected by the Buyers and one (1) to be selected by the Sellers.

	If any damage is found to Rudder, Propeller, Bottom or other Underwater Parts which
	affects the Vessel s Clean Certificate of Class and cannot be postponed until the next
	Docking as decided by the Vessel s Classification Society, then usual Drydocking clause to
	apply as per NSF 93.

	The Sellers shall at their
	cost make the Vessel available for such inspection. The extent of the inspection and the	91
	conditions under which it is performed shall be to the satisfaction of the Classification	92
	Society. If the conditions at the port of delivery are unsuitable for such inspection, the	93
	Sellers shall make the Vessel available at a suitable alternative place near to the delivery	94
	port.	95

	(ii) If the rudder, propeller, bottom or other underwater parts below the deepest load line	96
	are found broken, damaged or defective so as to affect the Vessel's class, then unless	97
	repairs can be carried out afloat to the satisfaction of the Classification Society, the Sellers	98
	shall arrange for the Vessel to be drydocked at their expense for inspection by the	99
	Classification Society of the Vessel's underwater parts below the deepest load line, the	100
	extent of the inspection being in accordance with the Classification Society's rules. If the	101
	rudder, propeller, bottom or other underwater parts below the deepest load line are found	102
	broken, damaged or defective so as to affect the Vessel's class, such defects shall be made	103
	good by the Sellers at their expense to the satisfaction of the Classification Society	104
	without condition/recommendation*. In such event the Sellers are to pay also for the cost of	105
	the underwater inspection and the Classification Society's attendance.	106

	(iii) If the Vessel is to be drydocked pursuant to Clause 6 b) (ii) and no suitable dry-	107
	docking facilities are available at the port of delivery, the Sellers shall take the Vessel	108
	to a port where suitable drydocking facilities are available, whether within or outside the	109
	delivery range as per Clause 5 b). Once drydocking has taken place the Sellers shall deliver	110
	the Vessel at a port within the delivery range as per Clause 5 b) which shall, for the	111

	purpose of this Clause, become the new port of delivery. In such event the cancelling date	112
	provided for in Clause 5 b)) shall be extended by the additional time required for the	113
	drydocking and extra steaming, but limited to a maximum of 14 running days.	114

c)	If the Vessel is drydocked pursuant to Clause 6 a) or 6 b) above	115

	(i) the Classification Society may require survey of the tailshaft system, the extent of	116
	the survey being to the satisfaction of the Classification surveyor. If such survey is not	117
	required by the Classification Society, the Buyers shall have the right to require the tailshaft	118
	to be drawn and surveyed by the Classification Society, the extent of the survey being in	119
	accordance with the Classification Society's rules for tailshaft survey and consistent with	120
	the current stage of the Vessel's survey cycle. The Buyers shall declare whether they	121
	require the tailshaft to be drawn and surveyed not later than by the completion of the	122
	inspection by the Classification Society. The drawing and refitting of the tailshaft shall be	123
	arranged by the Sellers. Should any parts of the tailshaft system be condemned or found	124
	defective so as to affect the Vessel's class, those parts shall be renewed or made good at	125
	the Sellers' expense to the satisfaction of the Classification Society without	126
	condition/recommendation*.	127

	(ii) the expenses relating to the survey of the tailshaft system shall be borne	128
	by the Buyers unless the Classification Society requires such survey to be carried out, in	129
	which case the Sellers shall pay these expenses. The Sellers shall also pay the expenses	130
	if the Buyers require the survey and parts of the system are condemned or found defective	131
	or broken so as to affect the Vessel's class*.	132

	(iii) the expenses in connection with putting the Vessel in and taking her out of	133
	drydock, including the drydock dues and the Classification Society's fees shall be paid by	134
	the Sellers if the Classification Society issues any condition/recommendation* as a result	135
	of the survey or if it requires survey of the tailshaft system. In all other cases the Buyers	136
	shall pay the aforesaid expenses, dues and fees.	137

	(iv) the Buyers' representative shall have the right to be present in the drydock, but	138
	without interfering with the work or decisions of the Classification surveyor.	139

	(v) the Buyers shall have the right to have the underwater parts of the Vessel	140
	cleaned and painted at their risk and expense without interfering with the Sellers' or the	141
	Classification surveyor's work, if any, and without affecting the Vessel's timely delivery. If,	142
	however, the Buyers' work in drydock is still in progress when the Sellers have	143
	completed the work which the Sellers are required to do, the additional docking time	144
	needed to complete the Buyers' work shall be for the Buyers' risk and expense. In the event	145
	that the Buyers' work requires such additional time, the Sellers may upon completion of the	146
	Sellers' work tender Notice of Readiness for delivery whilst the Vessel is still in drydock	147
	and the Buyers shall be obliged to take delivery in accordance with Clause 3, whether	148
	the Vessel is in drydock or not and irrespective of Clause 5 b).	149

*	Notes, if any, in the surveyor's report which are accepted by the Classification Society	150
	without condition/recommendation are not to be taken into account.	151

~~**~~	~~6 a) and 6 b) are alternatives; delete whichever is not applicable. In the absence of deletions,~~	152
	~~alternative 6 a) to apply.~~	153

7.	Spares/bunkers, etc.	154

	The Sellers shall deliver the Vessel to the Buyers with everything belonging to her on board and on	155
	Shore and on order. All spare parts and spare equipment including spare tail-end shaft(s)
	and/or spare	156
	propeller(s)/propeller blade(s), if any, belonging to the Vessel at the time of inspection used or	157
	unused, whether on board or not shall become the Buyers' property, ~~but spares on order are to be~~	158
	~~excluded~~. Forwarding charges, if any, shall be for the Buyers' account. The Sellers are not required to	159
	replace spare parts including spare tail - end shaft(s) and spare propeller(s)/propeller blade(s) which	160
	are taken out of spare and used as replacement prior to delivery, but the replaced items shall be the	161
	property of the Buyers. The radio installation and all safety wireless navigational equipment shall be
	included in the sale	162
	without extra payment if they are the property of the Sellers. Unused stores and provisions shall be	163
	included in the sale and be taken over by the Buyers without extra payment.	164

	The Sellers have the right to take ashore crockery, plates, cutlery, linen and other articles bearing the	165
	Sellers' flag or name, provided they replace same with similar unmarked items. Library, forms, etc.,	166
	exclusively for use in the Sellers' vessel(s), shall be excluded without compensation. Captain's,	167
	Officers' and Crew's personal belongings including the slop chest are to be excluded from the sale,	168

as well as the following additional items (including items on hire): - Gas Bottles and Videos.		169

The Buyers shall take over the remaining bunkers and unused lubricating oils in storage tanks and		170
sealed and unbroached drums and pay for same based on the Sellers current net invoice cost
market price (excluding barging expenses) at the port and date		171
of delivery of the Vessel.		172
Payment under this Clause shall be made at the same time and place and in the same currency as		173
the Purchase Price.		174

8.	Documentation	175

The place of closing: Oslo, Norway.		176

In exchange for payment of the Purchase Price the Sellers shall furnish the Buyers with delivery		177
documents, namely:		178

a)	Legal Bill of Sale in a form recordable in Norway to NIS Flag (the country in which the Buyers are	179
	to register the Vessel), warranting that the Vessel is free from all encumbrances, mortgages	180
	and maritime liens or any other debts or claims whatsoever, duly notarially attested and	181
	legalized by the consul of such country or other competent authority.	182

b)	Current Certificate of Ownership issued by the competent authorities of the flag state of	183
	the Vessel.	184

c)	Confirmation of Class issued within 72 hours prior to delivery.	185

d)	Current Certificate issued by the competent authorities stating that the Vessel is free from	186
	registered encumbrances.	187

e)	Certificate of Deletion of the Vessel from the Vessel's registry or other official evidence of	188
	deletion appropriate to the Vessel's registry at the time of delivery, or, in the event that the	189
	registry does not as a matter of practice issue such documentation immediately, a written	190
	undertaking by the Sellers to effect deletion from the Vessel's registry forthwith and furnish a	191
	Certificate or other official evidence of deletion to the Buyers promptly and latest within 4	192
	(four) weeks after the Purchase Price has been paid and the Vessel has been delivered.	193

f)	Any such additional documents as may reasonably be required by the competent authorities	194
	for the purpose of registering the Vessel, provided the Buyers notify the Sellers of any such	195
	documents as soon as possible after the date of this Agreement.	196

At the time of delivery the Buyers and Sellers shall sign and deliver to each other a Protocol of		197
Delivery and Acceptance confirming the date and time of delivery of the Vessel from the Sellers to the		198
Buyers.		199

At the time of delivery the Sellers shall hand to the Buyers the classification certificate(s) as well as all		200
plans etc., which are on board the Vessel. Other certificates which are on board the Vessel shall also		201
be handed over to the Buyers unless the Sellers are required to retain same, in which case the		202
Buyers to have the right to take copies. Other technical documentation which may		203
be in the Sellers' possession shall be promptly forwarded to the Buyers at their expense, if they so		204
request. The Sellers may keep the Vessel's log books but the Buyers to have the right to take		205
copies of same. The Sellers will hand over at time of Delivery all Manuals/Plans and Drawings		206
onboard and ashore. Prior to delivery if required by the Buyers the Sellers are to provide Buyers with copies of Main Plan/Manuals/Drawings. As well as copy of all Safety Certificates including attachments (Form B, etc ) with cost of Copying/Forwarding for the Sellers account

9.	Encumbrances	207

The Sellers warrant that the Vessel, at the time of delivery, is free from all charters, encumbrances,		208
mortgages and maritime liens or any other debts whatsoever. The Sellers hereby undertake		209
to indemnify the Buyers against all consequences of claims made against the Vessel which have		210
been incurred prior to the time of delivery.		211

10.	Taxes, etc.	212

Any taxes, fees and expenses in connection with the purchase and registration under the Buyers' flag		213
shall be for the Buyers' account, whereas similar charges in connection with the closing of the Sellers'		214

register shall be for the Sellers' account.		215

11.	Condition on delivery (See Clauses 19 and 20)	216

The Vessel with everything belonging to her shall be at the Sellers' risk and expense until she is		217
delivered to the Buyers, but subject to the terms and conditions of this Agreement she shall be		218
delivered and taken over as she was at the time of inspection, fair wear and tear excepted.		219
However, the Vessel shall be delivered with her class maintained without condition/recommendation*,
Other than the recommendation as per DNV memo of July 18th 2006.		220
free of average damage affecting the Vessel's class, and with her classification certificates and		221
national certificates, as well as all other certificates the Vessel had at the time of inspection, valid and		222
unextended without condition/recommendation* by Class or the relevant authorities at the time of		223
delivery.		224
"Inspection" in this Clause 11, shall mean the Buyers' inspection according to Clause 4 a) or 4 b), if		225
applicable, or the Buyers' inspection prior to the signing of this Agreement. If the Vessel is taken over		226
without inspection, the date of this Agreement shall be the relevant date.		227

*	Notes, if any, in the surveyor's report which are accepted by the Classification Society	228
	without condition/recommendation are not to be taken into account.	229

12.	Name/markings	230

Upon delivery the Buyers undertake to change the name of the Vessel and alter funnel markings.		231

13.	Buyers' default	232

Should the deposit not be paid in accordance with Clause 2, the Sellers have the right to cancel this		233
Agreement, and they shall be entitled to claim compensation for their losses and for all expenses		234
incurred together with interest.		235
Should the Purchase Price not be paid in accordance with Clause 3, the Sellers have the right to		236
cancel the Agreement, in which case the deposit together with interest earned shall be released to the		237
Sellers. If the deposit does not cover their loss, the Sellers shall be entitled to claim further		238
compensation for their losses and for all expenses incurred together with interest.		239

14.	Sellers' default	240

Should the Sellers fail to give Notice of Readiness in accordance with Clause 5 a)or fail to be ready		241
to validly complete a legal transfer by the date stipulated in line 61 the Buyers shall have		242
the option of cancelling this Agreement provided always that the Sellers shall be granted a		243
maximum of 3 banking days after Notice of Readiness has been given to make arrangements		244
for the documentation set out in Clause 8. If after Notice of Readiness has been given but before		245
the Buyers have taken delivery, the Vessel ceases to be physically ready for delivery and is not		246
made physically ready again in every respect by the date stipulated in line 61 and new Notice of		247
Readiness given, the Buyers shall retain their option to cancel. In the event that the Buyers elect		248
to cancel this Agreement the deposit together with interest earned shall be released to them		249
immediately.		250
Should the Sellers fail to give Notice of Readiness by the date stipulated in line 61 or fail to be ready		251
to validly complete a legal transfer as aforesaid they shall make due compensation to the Buyers for		252
their loss and for all expenses together with interest if their failure is due to proven		253
negligence and whether or not the Buyers cancel this Agreement.		254

15.	Buyers' representatives	255

After this Agreement has been signed by both parties and the deposit has been lodged, the Buyers		256
have the right to place two representatives on board the Vessel at their sole risk and expense ~~upon~~		257
~~arrival at~~ Intention upon passing Panama Outbound ~~on or about~~		258
These representatives are on board for the purpose of familiarisation and in the capacity of		259
observers only, and they shall not interfere in any respect with the operation of the Vessel. The		260
Buyers' representatives shall sign the Sellers' letter of indemnity prior to their embarkation.		261

16.	Arbitration	262

a)*	This Agreement shall be governed by and construed in accordance with English law and	263
	any dispute arising out of this Agreement shall be referred to arbitration in London in	264
	accordance with the Arbitration Acts 1950 and 1979 or any statutory modification or	265
	re-enactment thereof for the time being in force, one arbitrator being appointed by each	266
	party. On the receipt by one party of the nomination in writing of the other party's arbitrator,	267
	that party shall appoint their arbitrator within fourteen days, failing which the decision of the	268
	single arbitrator appointed shall apply. If two arbitrators properly appointed shall not agree	269
	they shall appoint an umpire whose decision shall be final.	270

~~b)*~~	~~This Agreement shall be governed by and construed in accordance with Title 9 of the~~	271
	~~United States Code and the Law of the State of New York and should any dispute arise out of~~	272
	~~this Agreement, the matter in dispute shall be referred to three persons at New York, one to~~	273
	~~be appointed by each of the parties hereto, and the third by the two so chosen; their~~	274
	~~decision or that of any two of them shall be final, and for purpose of enforcing any award, this~~	275
	~~Agreement may be made a rule of the Court.~~	276
	~~The proceedings shall be conducted in accordance with the rules of the Society of Maritime~~	277
	~~Arbitrators, Inc. New York.~~	278

~~c)*~~	~~Any dispute arising out of this Agreement shall be referred to arbitration at~~	279
	~~, subject to the procedures applicable there.~~	280
	~~The laws of   shall govern this Agreement.~~	281

~~*~~	~~16 a), 16 b) and 16 c) are alternatives; delete whichever is not applicable. In the absence of~~	282
	~~deletions, alternative 16 a) to apply.~~	283

17.	To the best of the Sellers knowledge, the Vessel is not boycotted by the Arab Boycott League,
Damascus.

18.	This Sale/Negotiation shall be kept strictly private and confidential by all parties concerned.

19.	The Vessel to be delivered with next special survey due not earlier than 1 May, 2007.

20.	The Vessel to be delivered with all Cargo Tanks Cleaned and free for Man entry. The Vessel to be delivered free of slops.

21.	Cortes Vessel Limited Partnership by its general partner Cortes Vessel, Inc.

The Sellers:	The Buyers:

____________	___________
Name:	Name:
Title:	Title:

This document is a computer generated SALEFORM 1993 form printed by authority of the Norwegian Shipbrokers Association. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original approved document shall apply. BIMCO and the Norwegian Shipbrokers Association assume no responsibility for any loss, damage or expense as a result of discrepancies between the original approved document and this computer generated document.
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